EX 99.E
THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR LIMITED LIABILITY
COMPANY INTEREST IN THE FUND, OR A PORTION THEREOF.
________, ____
XXXXX X. XXXXX
XXXX XXXXX XX
XXXXX, XX 00000
Dear ________________:
          Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the “Fund”) has received and accepted for purchase your tender of your limited liability company interest, or portion thereof, in the Fund.
          Because you have tendered and the Fund has accepted your tender request of all or a portion of your interest in the Fund, you will receive payment for your tendered interest based on the estimated unaudited net asset value of your tendered interest as of June 30, 2011 (the “Valuation Date”), in accordance with the terms of the tender offer:
•	If you tendered 95% or more of your interest in the Fund, you will receive an “Initial Payment” equal to 90% of the estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date, and a “Contingent Payment” equal to the excess, if any, of the net asset value of your tendered interest in the Fund as of the Valuation Date over the amount of the Initial Payment.

•	If you tendered less than 95% of your interest in the Fund, you will receive a “Single Payment” equal to the entire estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date.
          Your Initial Payment or Single Payment, as applicable, will be deposited into your account with Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”), no later than August 4, 2011, unless the Valuation Date has changed, or the Fund has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. Your Contingent Payment, if applicable, will be paid to you within 120 days of the Valuation Date. You will remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.
          If you have any questions, please contact your Merrill Financial Adviser.
Sincerely,
Grosvenor Registered Multi-Strategy Fund (TI 2), LLC
cc:
Enclosure

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR LIMITED LIABILITY
COMPANY INTEREST IN THE FUND, OR A PORTION THEREOF.
                              ,
XXXXX X. XXXXX
XXXX XXXXX XX
XXXXX, XX 00000
Dear ________________:
          Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the “Fund”) has received and accepted for purchase your tender of your limited liability company interest, or portion thereof, in the Fund. Please refer to your investor statement for June 30, 2011 (the “Valuation Date”), which reflects the Fund’s purchase of your tendered interest.
          If you tendered 95% or more of your interest in the Fund, an Initial Payment equal to 90% of the estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date was deposited into your account with Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) on __________, 2011. You will receive a Contingent Payment as described in the Fund’s letter to you dated__________, 20__ and in accordance with the terms of the tender offer.
          If you tendered less than 95% of your interest in the Fund, a Single Payment equal to the entire estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date, was deposited into your account with Merrill on __________, 2011. Please note that your account is subject to the Fund’s required minimum balance, and that you remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.
          If you have any questions, please contact your Merrill Financial Adviser.
Sincerely,
Grosvenor Registered Multi-Strategy Fund (TI 2), LLC
cc:
Enclosure

                              ,
XXX X. XXX
XXXX XXXXX XXXX
XXXX XXXXX XXXX
XXX, XX 00000
Dear ________________:
          In accordance with the terms of the tender offer, the remaining 10% Contingent Payment from your capital withdrawal on June 30, 2011 (the “Valuation Date”) was deposited into your account with Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”).
          If you have any questions, please contact your Merrill Financial Adviser.
Sincerely,
Grosvenor Registered Multi-Strategy Fund (TI 2), LLC
cc:
Enclosure